CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with this Annual Report of Elite Cosmetics Holdings Inc. (the "Company") on Form 10-KSB for the year ending October 31, 2005, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Glen Landry, Chief Executive Officer and Chief Financial Officer of the Company, certifies to the best of his knowledge, pursuant to 18 U.S.C. Sec. 1350, as adopted pursuant to Sec. 906 of the Sarbanes-Oxley Act of 2002, that:

1. The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

By:    /s/ Glen Landry
       -----------------
       GLEN LANDRY
       Chief Executive Officer
       Chief Financial Officer

Dated: January 30, 2006